                                        SOUTHERN CALIFORNIA EDISON COMPANY

                           First and Refunding Mortgage Bonds, 8% Series 2003A, Due 2007

                                           REGISTRATION RIGHTS AGREEMENT

                                                                                                  February 24, 2003

Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
   as Dealer Managers

c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

                  Southern California Edison Company, a California corporation (the "Company"), proposes to issue its First and Refunding Mortgage Bonds, 8% Series 2003A, Due 2007 (the "New Bonds") as part of an exchange offer
(the "Initial Exchange Offer") for its outstanding 8.95% Variable Rate Notes due 2003 (the "Old Notes"), upon the terms set forth in a Dealer Manager Agreement (the "Dealer Manager Agreement") dated as of January 14, 2003 between the Company and you as dealer managers (the "Dealer Managers"), relating to the Initial Exchange Offer.
The New Bonds are to be issued under an indenture (the "Indenture") dated as of October 1, 1923, as amended and supplemented by supplemental indentures, between the Company and The Bank of New York and D.G. Donovan, as
trustees.  To satisfy a condition to your obligations under the Dealer Manager Agreement, the Company agrees with you for your benefit and the benefit of the holders from time to time of the New Bonds (each a "Holder" and, together, the "Holders"), as follows:

1.       Definitions.  Capitalized terms used herein without definition shall have their respective meanings set forth in the Dealer Manager Agreement.  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the
Commission promulgated thereunder.

                  "Affiliate" shall have the meaning specified in Rule 405 under the Act and the terms
"controlling" and "controlled" shall have meanings correlative thereto.

                  "Broker-Dealer" shall mean any broker or dealer registered as such under the Exchange Act.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Closing Date" shall mean the date of the first issuance of the New Bonds.

                  "Commission" shall mean the Securities and Exchange Commission.

                  "Dealer Managers" shall have the meaning set forth in the preamble hereto.

                  "Dealer Manager Agreement" shall have the meaning set forth in the preamble hereto.

                  "Deferral Period" shall have the meaning indicated in Section 4(k)(ii) hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Exchange Bonds" shall mean debt securities of the Company identical in all material respects to the New Bonds (except that the transfer restrictions shall be modified or eliminated, as appropriate) to be issued under the Indenture.

                  "Exchange Offer Registration Period" shall mean the one-year period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

                  "Exchange Offer Registration Statement" shall mean a registration statement of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the
Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Exchanging Dealer" shall mean any Holder (which may include the Dealer Managers) that is a
Broker-Dealer and elects to exchange for Exchange Bonds any New Bonds that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any
Affiliate of the Company) for Exchange Bonds.

                  "Final Memorandum" shall mean the offering memorandum, dated January 14, 2003, relating to the
New Bonds, including any and all exhibits thereto and any information incorporated by reference therein as of such date.

                  "Holder" shall have the meaning set forth in the preamble hereto.

                  "Indenture" shall have the meaning set forth in the preamble hereto.

                  "Initial Exchange Offer" shall have the meaning set forth in the preamble hereto.

                  "Losses" shall have the meaning set forth in Section 6(d) hereof.

                  "Majority Holders" shall mean, on any date, Holders of a majority of the aggregate principal amount of New Bonds registered or to be registered under a Registration Statement.

                  "Managing Underwriters" shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, under a Shelf Registration Statement.

                  "NASD Rules" shall mean the Conduct Rules and the By-Laws of the National Association of
Securities Dealers, Inc.

                  "New Bonds" shall have the meaning set forth in the preamble hereto.

                  "Old Notes" shall have the meaning set forth in the preamble hereto.

                  "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the New Bonds or the Exchange
Bonds covered by such Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

                  "Registered Exchange Offer" shall mean the proposed offer of the Company to issue and deliver to the Holders of the New Bonds that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the New Bonds, a like aggregate principal amount of the Exchange Bonds.

                  "Registration Default Damages" shall have the meaning set forth in Section 8 hereof.

                  "Registration Statement" shall mean any Exchange Offer Registration Statement or Shelf
Registration Statement that covers any of the New Bonds or the Exchange Bonds pursuant to the provisions of this
Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

                  "Shelf Registration" shall mean a registration effected pursuant to Section 3 hereof.

                  "Shelf Registration Period" has the meaning set forth in Section 3(b) hereof.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the New Bonds or Exchange Bonds, as applicable, on an appropriate form under Rule 415 under the Act,

or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Trustee" shall mean the trustee with respect to the New Bonds and the Exchange Bonds under the
Indenture.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "underwriter" shall mean any underwriter of New Bonds in connection with an offering thereof under a Shelf Registration Statement.

2.       Registered Exchange Offer.  (a)  The Company shall prepare and, not later than 180 days following the
         -------------------------
Closing Date, shall file with the Commission the Exchange Offer Registration Statement with respect to the
Registered Exchange Offer.  The Company shall use its reasonable best efforts to cause the Exchange Offer
Registration Statement (i) to become effective under the Act within 270 days of the Closing Date and (ii) to consummate the Registered Exchange Offer within 315 days of the Closing Date.

(b)      Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each eligible
Holder electing to exchange New Bonds for Exchange Bonds (assuming that (A) each such Holder makes certain representations and warranties to the Company , including representations that (i) it is not an Affiliate of the
Company, (ii) any Exchange Bonds to be received by it will be acquired in the ordinary course of such Holder's business, (iii) if such Holder is not a Broker-Dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Bonds, (iv) if such Holder is a Broker-Dealer, it will receive Exchange
Bonds for its own account in exchange for New Bonds that were acquired as a result of market making activities or other trading activities and that such Broker-Dealer will deliver a Prospectus in connection with any resale of the Exchange Bonds and (v) it has no arrangements or understandings with any person to participate in the distribution of the Exchange Bonds and (B) such Holder is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to transfer such Exchange Bonds from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the state securities or blue sky laws of a substantial proportion of the several states of the United States.

(c)      In connection with the Registered Exchange Offer, the Company shall:

         (i)      mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

         (ii)     keep the Registered Exchange Offer open for not less than 20 Business Days and not more than 30 Business
                  Days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law);

         (iii)    use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required, under the Act to ensure that it is available for sales of Exchange Bonds by Exchanging Dealers during the Exchange Period;

         (iv)     utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of
                  Manhattan in New York City, which may be the Trustee or an Affiliate thereof;

         (v)      permit Holders to withdraw tendered New Bonds at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

         (vi)     if requested by the Commission or then required under applicable interpretations of the Commission's staff, prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission (A) stating that the Company is conducting the Registered
                  Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings
                  Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5,
                  1991); and (B) including a representation that the Company has not entered into any arrangement or understanding with any person to distribute the Exchange Notes to be received in the
                  Registered Exchange Offer and that, to the best of the Company's information and belief, each
                  Holder participating in the Registered Exchange Offer is acquiring the Exchange Notes in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and

         (vii)    comply in all respects with all applicable laws relative to the Registered Exchange Offer.

(d)      As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

         (i)      accept for exchange all New Bonds tendered and not validly withdrawn pursuant to the Registered Exchange
                  Offer in accordance with the terms of the Exchange Offer Registration Statement and letter of transmittal which shall be an exhibit thereto;

         (ii)     deliver to the Trustee for cancellation in accordance with Section 4(s) all New Bonds so accepted for exchange; and

         (iii)    cause the Trustee promptly to authenticate and deliver to each Holder of New Bonds a principal amount of
                  Exchange Bonds equal to the principal amount of the New Bonds of such Holder so accepted for exchange.

(e)      Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the
Registered Exchange Offer to participate in a distribution of the Exchange Bonds (x) could not under Commission policy as in effect on the date of this Agreement rely on

the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan
Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission's letter to Shearman &
Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the selling security holder information required by
Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of Exchange Bonds obtained by such Holder in exchange for New Bonds acquired by such Holder directly from the Company or one of its
Affiliates.  Accordingly, the Company's obligation to accept for exchange a Holder's New Bonds tendered in the
Registered Exchange Offer shall be conditioned upon such Holder representing to the Company that, at the time of the consummation of the Registered Exchange Offer:

         (i)      that any Exchange Bonds received by such Holder will be acquired in the ordinary course of such Holder's business;

         (ii)     that such Holder will have no arrangement or understanding with any person to participate in the distribution of the Exchange Bonds within the meaning of the Act;

         (iii)    that such Holder is not an Affiliate of the Company;

         (iv)     that if such Holder is a Broker-Dealer that it will receive Exchange Bonds for its own account in exchange for New Bonds acquired as a result of market making activities or other trading activities and acknowledges that such Holder will deliver a Prospectus in connection with any resale of the Exchange Bonds.

3.       Shelf Registration.  (a)  If (i) due to any change in law or applicable interpretations thereof by the
Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; or (ii) for any other reason the Registered
Exchange Offer is not consummated within 315 days of the date hereof or (iii)  due to any change in law or applicable interpretations thereof by the Commission's staff, any Holder eligible to participate in the
Registered Exchange Offer on the date hereof is rendered ineligible to participate in the Registered Exchange
Offer, the Company shall effect a Shelf Registration Statement in accordance with subsection (b) below.  Nothing in this Section 3(a) shall require the Company, following consummation of a Registered Exchange Offer as contemplated by Section 2 hereof, to thereafter effect a Shelf Registration Statement in respect of offers and sales of New Bonds by Holders that were eligible to participate in the Registered Exchange Offer but failed to tender such New Bonds for exchange.

(b)       (i)  The Company shall as promptly as practicable (but in no event more than 180 days after so required or requested pursuant to this Section 3), file with the Commission and shall use its reasonable best efforts to cause to be declared effective under the Act within 270 days after so required or requested, a Shelf Registration Statement relating to the offer and sale of the
          New Bonds or the

         Exchange Bonds, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration
         Statement; provided, however, that no Holder shall be entitled to have the New Bonds held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder.

         (ii)     The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period the "Shelf Registration Period") from the date the Shelf Registration Statement is declared effective by the Commission until the earlier of (A) the second anniversary of the date hereof or (B) the date upon which all the New
                  Bonds or Exchange Bonds, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.  The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the
                  Shelf Registration Period if it voluntarily takes any action that would result in Holders of
                  New Bonds covered thereby not being able to offer and sell such New Bonds at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder) including the acquisition or divestiture of assets, and (y) permitted pursuant to Section 4(k)(ii) hereof.

         (iii)    The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

4.       Additional Registration Procedures.  In connection with the obligations of the Company pursuant to
Section 2 and 3 hereof, the following provisions shall apply.

(a)      The Company shall:

         (i)      furnish to you and to counsel for the Holders, not less than five (5) Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf
                  Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably propose;

         (ii)     include the information set forth in (A) Annex A hereto on the facing page of the Exchange Offer
                  Registration Statement, (B) Annex B hereto in the forepart of the Exchange Offer Registration
                  Statement in a section setting forth details of the Registered Exchange Offer, (C) Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the
                  Exchange Offer Registration Statement, and (D) Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer; and

         (iii)    in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell New
                  Bonds pursuant to the Shelf Registration Statement as selling security holders.

(b)      The Company shall ensure that:

         (i)      Any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

         (ii)     Any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated
                  therein or necessary to make the statements therein not misleading.

(c)      The Company shall advise you, the Holders of New Bonds covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or
Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

         (i)      when a Registration Statement and any amendment thereto has been filed with the Commission and when the
                  Registration Statement or any post-effective amendment thereto has become effective;

         (ii)     of any request by the Commission for any amendment or supplement to the Registration Statement or the
                  Prospectus or for additional information;

         (iii)    of the issuance by the Commission of any stop order suspending the effectiveness of the Registration
                  Statement or the institution or threatening of any proceeding for that purpose;

         (iv)     of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

         (v)      of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and
                  (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)      The Company shall use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(e)      The Company shall furnish to each Holder of New Bonds covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f)      The Company shall, during the Shelf Registration Period, deliver to you and each Holder of New Bonds covered by any Shelf Registration Statement, and any sales or placement agents or underwriters acting on behalf of such Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request.  The Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the New Bonds covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)      The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto
(including exhibits incorporated by reference therein).

(h)      The Company shall promptly deliver to each person required to deliver a Prospectus during the Exchange
Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer
Registration Statement and any amendment or supplement thereto as any such person may reasonably request.  The
Company consents to the use of the Prospectus or any amendment or supplement thereto by any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Bonds covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(i)      The Company shall use its reasonable best efforts to arrange, if necessary, for the qualification of the
New Bonds or the Exchange Bonds, as the case may be, for sale under the state securities or "blue sky" laws of such jurisdictions as any Holder shall reasonably request by the time the Exchange Offer Registration Statement or Shelf Registration Statement, as
applicable, is declared effective by the Commission and shall maintain such qualification in effect so long as required to enable each such Holder or any underwriter to consummate the initial disposition of such New Bonds or
Exchange Bonds by such Holder in such jurisdiction; provided that in no event shall the Company be obligated to
(i) qualify to do business or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(g) or (ii) take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject.

(j)      The Company shall cooperate with the Holders of New Bonds to facilitate the timely preparation and delivery of certificates representing Exchange Bonds or New Bonds to be issued or sold pursuant to any
Registration Statement free of any restrictive legends and in such denominations and registered in such names as
Holders may request.

(k)      (i)  Upon the occurrence of any event contemplated by subsections (b)(ii) through (v) above, the
Company shall promptly  (or within the time period provided for by clause (ii) hereof, if applicable) prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related
Prospectus or file any other required document so that, as thereafter delivered to the persons entitled to delivery pursuant to Section 4(b), the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) to and including the date when the persons entitled to delivery thereof pursuant to Section 4(c) shall have received such amended or supplemented Prospectus pursuant to this Section.

         (ii)  Upon the occurrence or existence of any pending corporate development or any other material event that, in the sole judgment of the Company, makes it appropriate to suspend the availability of a Shelf Registration
Statement and the related Prospectus, the Company shall give notice (without notice of the nature or details of such events) to the Holders that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any New Bonds pursuant to the Shelf Registration until such
Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 3(i) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.
The period during which the availability of the Shelf Registration Statement and the Prospectus is suspended (the
"Deferral Period") shall not exceed 45 days in any three-month period or 90 days in any twelve-month period.

(l)      Not later than the effective date of any Exchange Offer Registration Statement, the Company shall provide a CUSIP number for the Exchange Bonds registered under such Exchange Offer Registration Statement and provide the Trustee with printed certificates for such Exchange Bonds, in a form eligible for deposit with The
Depository Trust Company.

(m)      The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

(n)      The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

(o)      The Company may require each Holder of securities to be sold pursuant to any Shelf Registration
Statement to furnish to the Company such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement.  The
Company may exclude from such Shelf Registration Statement the New Bonds of any Holder that fails to furnish such information within a reasonable time after receiving such request.

(p)      In the case of any Shelf Registration Statement, the Company shall enter into customary agreements
(including, if requested, an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the New Bonds, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof.

(q)      In the case of any Shelf Registration Statement, the Company shall:

         (i)      make reasonably available for inspection by the selling Holders of New Bonds to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf
                  Registration Statement, and any attorney, accountant or other agent retained by the selling
                  Holders or any such underwriter all relevant financial and other records and pertinent corporate documents of the Company reasonably requested by any such persons;

         (ii)     cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the selling Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations;

         (iii)    make such representations and warranties to the Holders of New Bonds registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Dealer Manager Agreement;

         (iv)     obtain opinions of counsel to the Company and updates thereof  (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any)
                  addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may reasonably be requested by such Holders and underwriters, provided that outside counsel shall not be required to opine on the enforceability of the Indenture or the New Bonds provided that inside counsel so opines;

         (v)      in connection with an underwritten registration, obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of New Bonds in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with similar underwritten offerings; provided, however, the Company shall not be required to undertake or obtain a re-audit of its financial statements for any period ending before December 31, 2001; and

         (vi)     deliver such documents and certificates as may be reasonably requested by the Majority Holders or the
                  Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this paragraph (q) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

(r)      In the case of any Exchange Offer Registration Statement, the Company shall, if requested by you or by a
Broker-Dealer that holds New Bonds that were acquired as a result of market-making or other trading activities:

         (i)      make reasonably available for inspection by the requesting party, and any attorney, accountant or other agent retained by the requesting party, all relevant financial and other records and pertinent corporate documents of the Company reasonably requested by any such persons; and

         (ii)     cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the requesting party or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations.

         (iii)    make such representations and warranties to the requesting party in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Dealer Manager Agreement;

         (iv)     obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the requesting party and its counsel, addressed to the requesting party, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the requesting party or its counsel, provided that outside counsel shall not be required to opine on the enforceability of the Indenture or the New Bonds or Exchange Bonds provided that inside counsel so opines;

         (v)      obtain "comfort" letters and updates thereof from the independent certified public accountants of the
                  Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration
                  Statement), addressed to the requesting party, in customary form and covering matters of the type customarily covered in "comfort" letters in connection with primary underwritten offerings, or if requested by the requesting party or its counsel in lieu of a "comfort"
                  letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35, covering matters requested by the requesting party or its counsel; and

         (vi)     deliver such documents and certificates as may be reasonably requested by the requesting party or its counsel, including those to evidence compliance with Section 4(k) and with conditions customarily contained in underwriting agreements.

The foregoing actions set forth in clauses (iii), (iv), (v), and (vi) of this Section shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange
Offer Registration Statement.

(s)      If a Registered Exchange Offer is to be consummated, upon delivery of the New Bonds by Holders to the
Company (or to such other person as directed by the Company) in exchange for the Exchange Bonds, the Company shall mark, or cause to be marked, on the New Bonds so exchanged that such New Bonds are being cancelled in exchange for the Exchange Bonds.  In no event shall the New Bonds be marked as paid or otherwise satisfied.

(t)      The Company shall use its reasonable best efforts if the New Bonds have been rated prior to the initial sale of such New Bonds, to confirm such ratings will apply to the New Bonds or the Exchange Bonds, as the case may be, covered by a Registration Statement.

(u)      In the event that any Broker-Dealer shall underwrite any New Bonds or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the NASD Rules)
thereof, whether as a Holder of such New Bonds or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such Broker-Dealer in complying with the NASD
Rules.

         (v)      The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the New Bonds or the Exchange Bonds, as the case may be, covered by a Registration Statement.

5.       Registration Expenses.  The Company shall bear all expenses incurred by it in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration
Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Cleary, Gottlieb, Steen & Hamilton, but which may be another nationally recognized law firm experienced in securities matters) designated by the Majority Holders to act as counsel for the Holders in connection therewith, and in the case of any Exchange Offer Registration Statement, will reimburse the Dealer
Managers for the reasonable fees and disbursements of counsel acting in connection therewith, provided that the
Company's reimbursement obligation under this Section 5 shall be limited to $20,000 in the aggregate.  Except as set forth in this Section 5, the Company will not be responsible for any fees or costs of the Holders, the Dealer
Managers or any of their respective agents or representatives in connection with the Exchange Offer Registration
Statement or the Shelf Registration Statement.

6.       Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Holder of
New Bonds or Exchange Bonds, as the case may be, covered by any Registration Statement, each Dealer Manager and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer, the directors, officers, employees, Affiliates and agents of each such Holder, Dealer Manager or Exchanging Dealer and each person who controls any such Holder, Dealer Manager  or Exchanging Dealer within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein;  provided further, that with respect to any untrue statement or omission of material fact made in any preliminary prospectus, the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any underwriter or Exchanging Dealer from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the underwriter or Exchanging Dealer, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

                  The Company also agrees to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(d) hereof to Losses of each underwriter, if any, of New Bonds, registered under a Shelf Registration
Statement, their directors, officers, employees, Affiliates or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Dealer Managers and the selling
Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof.

(b)      Each Holder of securities covered by a Registration Statement  severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs such Registration
Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

(c)      Promptly after receipt by an indemnified party under this Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below);
provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses

available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)      In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities
(including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Exchange Offer and the Registration
Statement which resulted in such Losses; provided, however, that in no case shall any Dealer Manager be responsible for any amount in excess of the fee payable to such Dealer Manager under the Dealer Manager
Agreement, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the New Bonds or Exchange Bonds, as the case may be, purchased by such underwriter under the Registration Statement which resulted in such Losses.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the
Initial Exchange Offer (before deducting expenses) as set forth in the Final Memorandum.  Benefits received by a
Dealer Manager shall be deemed to be equal to the fee payable to such Dealer Manager under the Dealer Manager
Agreement, and benefits received by any other Holders shall be deemed to be equal to the value of receiving New
Bonds or Exchange Bonds, as applicable, registered under the Act.  Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the
Prospectus forming a part of the Registration Statement which resulted in such Losses.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or
omission.   The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)      The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified persons referred to in this Section
6, and will survive the sale by a Holder of securities covered by a Registration Statement.

7.       Underwritten Registrations.  (a)  If any of the New Bonds covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders.

(b)      No person may participate in any underwritten offering pursuant to any Shelf
Registration Statement, unless such person (i) agrees to sell such person's New Bonds or Exchange Bonds, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8.       Registration Defaults.  If any of the following events shall occur, then the Company shall pay additional interest on the outstanding principal amount of the New Bonds as liquidated damages (the "Registration
Default Damages") to the Holders of New Bonds in respect of the New Bonds as follows:

(a)      if any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, then Registration Default Damages shall accrue on the New
Bonds at a rate of.25% per annum for the first 60 days from and including such specified date and .50% per annum thereafter; or

(b)      if any Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the date by which reasonable best efforts are to be used to cause such effectiveness under this
Agreement, then commencing on the day after such specified date, Registration Default Damages shall accrue on the
New Bonds at a rate of .25% per annum for the first 60 days from and including such specified date and .50% per annum thereafter; or

(c)      if any Registration Statement required by this Agreement has been declared effective but ceases to be effective at any time at which it is required to be effective under this Agreement, then commencing on the day the Registration Statement ceases to be effective,

Registration Default Damages shall accrue on the New Bonds at a rate of .25% per annum for the first 60 days from and including such date on which the Registration Statement ceases to be effective and .50%
per annum thereafter;

provided, however, that (1) upon the filing of the Registration Statement (in the case of paragraph (a) above),
(2) upon the effectiveness of the Registration Statement (in the case of paragraph (b) above), or (3) upon the effectiveness of the Registration Statement which had ceased to remain effective (in the case of paragraph (c)
above), Registration Default Damages shall cease to accrue.  Any Registration Default Damages will be the exclusive remedy (monetary or otherwise) available to any Holder of the New Bonds with respect to any of the events referred to in clauses (a), (b) and (c) of this Section 8.

9.       No Inconsistent Agreements.  The Company has not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

10.      Amendments and Waivers.  The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the
Company has obtained the written consent of the Holders of a majority of the aggregate principal amount of the
New Bonds (or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, the
Holders of a majority of the aggregate principal amount of the Exchange Bonds ); provided that, with respect to any matter that directly or indirectly affects the rights of the Dealer Managers hereunder, the Company shall obtain the written consent of the Dealer Managers; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder unless consented to in writing by such Holder; and provided, further, that the provisions of this Article 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the  Dealer Managers and each Holder.
Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose New Bonds or
Exchange Bonds, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of New Bonds or Exchange Bonds, as the case may be, being sold rather than registered under such
Registration Statement.

11.      Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a)      if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such
Holder maintained by the Registrar under the Indenture;

(b)      if to the Dealer Managers, initially at the address or addresses set forth in the Dealer Manager
Agreement; and

(c)      if to the Company, initially at its address set forth in the Dealer Manager Agreement.

                  In the case of notices and communications to the Company or the Dealer Managers, all such notices and communications shall be deemed to have been duly given when received.  In the case of notices and communications to the Holders, all such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; two Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is confirmed, if telecopied; and on the next
Business Day if timely delivery to a courier guaranteeing overnight delivery is made.

                  The Dealer Managers or the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications

12.      Remedies.  Without limiting the remedies available to the Holders, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

13.      Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the
Company thereto, subsequent Holders of New Notes and the Exchange Notes, and the indemnified persons referred to in Section 6 hereof.  The Company hereby agrees to extend the benefits of this Agreement to any Holder of New
Notes and the Exchange Notes, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

14.      Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15.      Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

16.      Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the
State of New York applicable to contracts made and to be performed in the State of New York.  The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

17.      Severability.  In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected

Page 19>

thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

18.      Securities Held by the Company, etc.  Whenever the consent or approval of Holders of a specified percentage of principal amount of New Bonds or Exchange Bonds is required hereunder, New Bonds or Exchange Bonds, as applicable, held by the Company or its Affiliates (other than subsequent Holders of New Bonds or Exchange
Bonds if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such New Bonds or Exchange Bonds) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Dealer Managers.

                                                              Very truly yours,

                                                              Southern California Edison Company

                                                              By: /S/Robert C. Boada
                                                                  ------------------------------
                                                                  Name: Robert C. Boada
                                                                  Title: Vice President & Treasurer

The foregoing Agreement is hereby confirmed and
accepted as of the date first above written.

Salomon Smith Barney Inc.

By: /S/ Dean Keller
    ------------------------------------
    Dean Keller
Title: Director

J.P. Morgan Securities Inc.

By:  /S/ Maria Sramek
    ----------------------------------------------
Name: Maria Sramek
Title: Vice President

                                                      ANNEX A

                  Each broker-dealer that receives Exchange Bonds for its own account pursuant to the Registered
Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange
Bonds.  The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of
Exchange Bonds received in exchange for New Bonds where such New Bonds were acquired by such broker-dealer as a result of market-making activities or other trading activities.  The company has agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, it will make this prospectus available to any broker-dealer for use in connection with any such resale.  See "Plan of Distribution".

                                                      ANNEX B

                  Each broker-dealer that receives Exchange Bonds for its own account in exchange for New Bonds, where such New Bonds were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange
Bonds.  See "Plan of Distribution".

                                                      ANNEX C

                                               PLAN OF DISTRIBUTION

                  Each broker-dealer that receives Exchange Bonds for its own account pursuant to the Exchange
Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Bonds.
This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Bonds received in exchange for New Bonds where such New Bonds were acquired as a result of market-making activities or other trading activities.  The company has agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.  In addition, until __________, ______, all dealers effecting transactions in the Exchange Bonds may be required to deliver a prospectus.

                  The company will not receive any proceeds from any sale of Exchange Bonds by brokers-dealers.
Exchange Bonds received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Bonds or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Bonds.  Any broker-dealer that resells Exchange Bonds that were received by it for its own account pursuant to the Registered
Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Bonds may be deemed to be an "underwriter" within the meaning of the Act and any profit of any such resale of Exchange Bonds and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the
Act.  The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

                  For a period of one year after the expiration date, the company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.  The company has agreed to pay all expenses incident to the
Registered Exchange Offer (including the expenses of one counsel for the holder of the New Bonds) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the New Bonds (including any broker-dealers) against certain liabilities, including liabilities under the Act.

                                                      ANNEX D

Rider A

PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF
THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
                  --------------------------------------------
Address:
                  --------------------------------------------

Rider B

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Bonds in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of
Exchange Bonds and it has no arrangements or understandings with any person to participate in a distribution of the Exchange Bonds.  If the undersigned is a Broker-Dealer that will receive Exchange Bonds for its own account in exchange for New Bonds, it represents that the New Bonds to be exchanged for Exchange Bonds were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Bonds; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Act.